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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 23, 2002



                                W. R. GRACE & CO.
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             (Exact name of registrant as specified in its charter)


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
           Delaware                           1-13953                         65-0773649
 -----------------------------     -------------------------------    ----------------------------
(State or other jurisdiction          (Commission File Number)               (IRS Employer
      of incorporation)                                                   Identification No.)
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                   7500 Grace Drive, Columbia, Maryland 21044
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 410/531-4000



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          (Former name or former address, if changed since last report)


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                                W. R. GRACE & CO.

                                    FORM 8-K
                                 CURRENT REPORT


Item 5.  Other Matters.

     On September 23, 2002, W. R. Grace & Co. ("Grace") filed a motion in its Chapter 11 bankruptcy proceeding requesting that the Delaware bankruptcy court authorize Grace to enter into a settlement agreement with the Internal Revenue Service ("IRS") in connection with deductions of interest on loans secured by corporate owned life insurance ("COLI") policies. As disclosed in Grace's periodic reports, the IRS has challenged deductions of interest on loans secured by COLI policies. The tax years at issue are 1989-1998. Under the terms of the proposed settlement, the government would allow 20% of the aggregate amount of the COLI interest deductions and Grace would owe federal income tax and interest on the remaining 80%. Grace has accrued for the potential tax and interest liability related to the disallowance of all COLI interest deductions and continues to accrue interest as part of its quarterly tax provision. The bankruptcy court motion is filed as an exhibit hereto and is incorporated by reference herein.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                        W. R. GRACE & CO.
                                                       -------------------
                                                         (Registrant)



                                                  By /s/ Mark A. Shelnitz
                                                     ---------------------
                                                         Mark A. Shelnitz
                                                             Secretary




Dated: September 25, 2002


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                                W. R. GRACE & CO.

                           Current Report on Form 8-K


                                  Exhibit Index


Exhibit No.    Description
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99.1           Motion For The Entry Of An Order Authorizing The Debtors To Enter
               Into A Settlement Agreement With The Internal Revenue Service In
               Connection With Interest Deductions Claimed With Respect To
               Corporate Owned Life Insurance